Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Computer Solutions, Inc. for the period from the date of inception on September 19, 2009 to October 15, 2009 of our reports dated December 14, 2009 included in its Registration Statement on Form S-1 dated July 5, 2010 relating to the financial statements and financial statement schedules for the period ended October 15, 2009 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
July 6, 2010 ___________________________________
Date